Investor Relations:	Media Contact:
Darice Liu	Jon Stone
Universal Display	Kwittken
investor@udcoled.com	media@udcoled.com
609-671-0980 x570	646-747-7161
UNIVERSAL DISPLAY CORPORATION ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS
EWING, N.J. - November 5, 2015 - Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the third quarter ended September 30, 2015.

For the third quarter of 2015, the Company reported net income of $7.0 million, or $0.15 per diluted share, on revenues of $39.4 million, compared to net income of $4.3 million, or $0.09 per diluted share, on revenues of $32.9 million for the third quarter of 2014.

"We are pleased to report strong revenues, operating income and earnings in the third quarter as demand increased from customers, due to higher fab utilization rates and new capacity coming online," said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display. "Overall, we are encouraged by the robust global OLED pipeline, from leading panel manufacturers investing in additional OLED capacity to deliver bright, thin, beautiful, high resolution displays to consumers on a broader scale to OEMs around the world designing OLED panels into their new consumer electronic products. As OLED innovation progresses with new form factors such as flexible, transparent and rollable, and the commercialization of OLED technology continues in the marketplace with a deepening product roadmap, it is an exciting time to be part of this expansive growth journey called the 'OLED Revolution.' "

Financial Highlights for the Third Quarter of 2015

Revenues for the third quarter of 2015 were $39.4 million, compared to revenues of $32.9 million for the same quarter of 2014. Material sales were $34.1 million, up 24% compared to the third quarter of 2014, primarily due to an $11.3 million increase in emitter material sales, partially offset by a $4.6 million decline in host material sales. Royalty and license fees were $5.2 million, compared to $5.4 million in the third quarter of 2014.

No revenue was recognized under the Samsung Display Co., Ltd. (SDC) licensing agreement in the third quarter, as SDC is obligated to make licensing payments in the second and fourth quarters of the year. For 2015, the Company expects to recognize $60 million in SDC licensing revenue for the full year.

The Company reported operating income of $8.4 million in the third quarter of 2015, up 38% compared to operating income of $6.1 million for the third quarter of 2014. Operating expenses were $31.1 million, compared to $26.8 million in the third quarter of 2014, and cost of materials was $7.2 million, essentially flat as compared to $7.4 million in the third quarter of 2014. The increase in operating expenses was mainly due to an increase in research and development expense in the third quarter of 2015 as compared to the third quarter of 2014.

The Company’s balance sheet remained strong, with cash and cash equivalents and short-term investments of $361.5 million as of September 30, 2015.

Financial Highlights for the First Nine Months of 2015

Revenues for the first nine months of 2015 were $128.7 million, compared to $134.9 million for the first nine months of 2014. Material sales were $85.3 million, down 14% from $98.7 million compared to the first nine months of 2014, primarily due to a $23.7 million decline in host material sales, partially offset by a $10.2 million increase in emitter material sales. Royalty and license fees were $43.3 million, up 23% from $35.2 million in the first nine months of 2014.

The Company reported operating income of $5.7 million in the first nine months of 2015, compared to $41.5 million for the first nine months of 2014. The 2015 figures include a $33.0 million write-down of inventory taken in the second quarter. Excluding the write-down, non-GAAP operating income was $38.7 million. For the first nine months of 2015, the Company reported a net loss of $3.4 million, or $0.07 per diluted share, compared to net income of $28.7 million, or $0.61 per diluted share, for the same period of 2014. Non-GAAP net income was $26.6 million, or $0.57 per diluted share for the first nine months of 2015.

Operating cash flow for the first nine months of 2015 was $80.6 million, an increase of 329% compared to $18.8 million for the first nine months of 2014.

2015 Guidance

With the OLED industry still at a stage where many variables can have a material impact on its growth, Universal Display continues to expect its 2015 revenues to be approximately $200 million, and is narrowing the upside and downside potential range to +/-3%.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, November 5, 2015 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the "events" portion of the Company's website. Those wishing to participate in the live call should dial 1-877-545-1403 (toll-free) or 1-719-325-4807, and reference conference ID 7802448. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation
Universal Display Corporation (Nasdaq: OLED) is a leader in developing and delivering state-of-the-art, organic light emitting diode (OLED) technologies, materials and services to the display and lighting industries. Founded in 1994, the Company currently owns or has exclusive, co-exclusive or sole license rights with respect to more than 3,500 issued and pending patents worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of low power and eco-friendly displays and white lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.

Based in Ewing, New Jersey, with international offices in Ireland, South Korea, Hong Kong, Japan and Taiwan, Universal Display works and partners with a network of world-class organizations, including Princeton University, the University of Southern California, the University of Michigan, and PPG Industries, Inc. The Company has also established relationships with companies such as AU Optronics Corporation, BOE Technology, DuPont Displays, Inc., Innolux Corporation, Kaneka Corporation, Konica Minolta Technology Center, Inc., LG Display Co., Ltd., Lumiotec, Inc., OLEDWorks LLC, Pioneer Corporation, Samsung Display Co., Ltd., Sumitomo Chemical Company, Ltd, and Tohoku Pioneer Corporation. To learn more about Universal Display, please visit http://www.udcoled.com.

Universal Display Corporation and the Universal Display logo are trademarks or registered trademarks of Universal Display Corporation. All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s annual report on Form 10-K for the year ended December 31, 2014. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$89,956	$45,418
Short-term investments	271,593	243,088
Accounts receivable	28,350	22,075
Inventory	13,688	37,109
Deferred income taxes	15,785	18,459
Other current assets	4,523	4,356
Total current assets	423,895	370,505
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $27,036 and $24,813	21,490	19,922
ACQUIRED TECHNOLOGY, net of accumulated amortization of $52,087 and $43,838	74,765	83,014
INVESTMENTS	3,024	3,047
DEFERRED INCOME TAXES	10,917	12,934
OTHER ASSETS	232	425
TOTAL ASSETS	$534,323	$489,847
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,334	$9,260
Accrued expenses	12,979	14,986
Deferred revenue	20,830	2,466
Other current liabilities	104	111
Total current liabilities	44,247	26,823
DEFERRED REVENUE	26,382	3,366
RETIREMENT PLAN BENEFIT LIABILITY	12,235	10,916
Total liabilities	82,864	41,105

SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 100,000,000 shares authorized, 47,494,938 and 47,061,826 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	475	471
Additional paid-in capital	586,533	581,114
Accumulated deficit	(91,715)	(88,305)
Accumulated other comprehensive loss	(3,678)	(4,382)
Treasury stock, at cost (1,357,863 shares at September 30, 2015 and December 31, 2014)	(40,158)	(40,158)
Total shareholders’ equity	451,459	448,742
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$534,323	$489,847

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUE:
Material sales	$34,128	$27,494	$85,270	$98,746
Royalty and license fees	5,224	5,357	43,332	35,200
Technology development and support revenue	67	41	132	911
Total revenue	39,419	32,892	128,734	134,857

OPERATING EXPENSES:
Cost of material sales	7,246	7,388	54,913	29,236
Research and development	11,434	7,915	32,000	28,639
Selling, general and administrative	7,240	6,625	20,145	19,576
Patent costs and amortization of acquired technology	4,032	4,081	12,461	12,801
Royalty and license expense	1,105	803	3,563	3,060
Total operating expenses	31,057	26,812	123,082	93,312
Operating income	8,362	6,080	5,652	41,545
INTEREST INCOME	232	187	593	598
INTEREST EXPENSE	(7)	(17)	(31)	(55)
INCOME BEFORE INCOME TAXES	8,587	6,250	6,214	42,088
INCOME TAX EXPENSE	(1,540)	(1,966)	(9,624)	(13,360)
NET INCOME (LOSS)	$7,047	$4,284	$(3,410)	$28,728

NET INCOME (LOSS) PER COMMON SHARE:
BASIC	$0.15	$0.09	$(0.07)	$0.62
DILUTED	$0.15	$0.09	$(0.07)	$0.61

WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME (LOSS) PER COMMON SHARE:
BASIC	46,542,556	46,197,713	46,241,578	46,398,644
DILUTED	46,723,373	46,633,763	46,241,578	46,956,428

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,410)	$28,728
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization of deferred revenue	(7,031)	(3,825)
Depreciation	2,223	1,499
Amortization of intangibles	8,249	8,248
Inventory write-down	33,000	—
Amortization of premium and discount on investments, net	(479)	(405)
Stock-based compensation to employees	6,759	5,333
Stock-based compensation to Board of Directors and Scientific Advisory Board	818	729
Deferred income tax benefit	4,291	8,737
Retirement plan benefit expense	2,433	1,257
(Increase) decrease in assets:
Accounts receivable	(6,275)	(6,450)
Inventory	(9,579)	(19,239)
Other current assets	(167)	(6,712)
Other assets	193	(266)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	1,192	(3,119)
Other current liabilities	(7)	469
Deferred revenue	48,411	3,793
Net cash provided by operating activities	80,621	18,777
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,650)	(4,214)
Purchases of investments	(453,672)	(301,924)
Proceeds from sale of investments	425,660	278,226
Net cash used in investing activities	(32,662)	(27,912)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under ESPP	263	279
Repurchase of common stock	—	(22,500)
Proceeds from the exercise of common stock options	1,629	1,001
Payment of withholding taxes related to stock-based compensation to employees	(5,313)	(2,840)
Net cash used in financing activities	(3,421)	(24,060)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	44,538	(33,195)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	45,418	70,586
CASH AND CASH EQUIVALENTS, END OF PERIOD	$89,956	$37,391
The following non-cash activities occurred:
Unrealized loss on available-for-sale securities	$9	$30
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	323
Common stock issued to employees that was earned and accrued for in a previous period	967	746
Net change in accounts payable and accrued expenses related to purchases of property and equipment	(858)	(252)

Reconciliation of Non-GAAP Measures
The following table details our reconciliation of non-GAAP measures to the most directly comparable GAAP measures:

(unaudited, in thousands, except share and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP Results:
Cost of material sales	$7,246	$7,388	$54,913	$29,236
Operating expenses	31,057	26,812	123,082	93,312
Operating income	8,362	6,080	5,652	41,545
Income before income taxes	8,587	6,250	6,214	42,088
Net income (loss)	7,047	4,284	(3,410)	28,728
Net income (loss) per common share, basic	$0.15	$0.09	$(0.07)	$0.62
Net income (loss) per common share, diluted	$0.15	$0.09	$(0.07)	$0.61
Non-GAAP Reconciling Items:
Inventory write-down	$—	$—	$33,000	$—
Tax impact of inventory write-down	(1,104)	—	(2,964)	—
Non-GAAP Measures
Cost of material sales	$7,246	$7,388	$21,913	$29,236
Operating expenses	31,057	26,812	90,082	93,312
Operating income	8,362	6,080	38,652	41,545
Income before income taxes	8,587	6,250	39,214	42,088
Net income*	5,943	4,284	26,626	28,728
Net income per common share, basic**	$0.13	$0.09	$0.58	$0.62
Net income per common share, diluted***	$0.13	$0.09	$0.57	$0.61
* Non-GAAP net income assumes an effective tax rate of 30.8% and 32.1% for the three and nine months ended September 30, 2015 based on excluding the impact of the inventory write down of $33.0 million in the second quarter of 2015 and its related impact on our quarter-to-date and year-to-date effective taxes rates.
** The non-GAAP net income per common share, basic is derived from dividing non-GAAP net income by the number of weighted average shares used in computing basic net income per common share.
*** The non-GAAP net income per common share, diluted is derived from dividing non-GAAP net income by non-GAAP weighted average shares of 46,870,998 for the nine months ended September 30, 2015.

Non-GAAP Measures
To supplement the Company's selected financial data presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP measures. These non-GAAP measures include non-GAAP net income, non-GAAP net income per common share, basic and non-GAAP net income per common share, diluted, as well as non-GAAP cost of material sales, non-GAAP operating expenses, non-GAAP operating income and non-GAAP income before income taxes. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in the presentation can be found within the tables detailing the reconciliation of non-GAAP measures to GAAP measures above.
The Company has provided these non-GAAP measures to enhance investors' overall understanding of the Company's current financial performance, and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding the Company's financial performance by excluding the effect of the write-down of primarily existing host materials that were not included in a customer's new products. The Company believes that the non-GAAP measures that exclude the impact of the inventory write down, when viewed with GAAP results, enhance the comparability of results against prior periods and allow for greater transparency of financial results. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.